Exhibit 99.1

Cynapsus Therapeutics Inc. Closes US$72.5 Million Public Offering of Common Shares in the United States

Underwriters Exercise Option to Purchase Additional Common Shares in Full

June 23, 2015

TORONTO, ONTARIO — Cynapsus Therapeutics Inc. (NASDAQ: CYNA)(TSX: CTH) (the “Company” or “Cynapsus”) announced today that it has completed its previously announced underwritten public offering in the United States (the “Offering”) of 5,175,000 common shares at a price to the public of US$14.00 per share, for total gross proceeds of approximately US$72.5 million, including the exercise in full of the underwriters’ option to purchase additional common shares.

The Company’s common shares are dual listed on the NASDAQ Global Market (“NASDAQ”) under the symbol “CYNA” and the Toronto Stock Exchange (“TSX”) under the symbol “CTH”.

The Company expects to use the net proceeds of the offering to fund its Phase 3 bridging, efficacy and safety studies and research and development overhead expenditures; to fund pre-approval commercialization efforts in the U.S. market; for initial regulatory and clinical activities for European market registration; to fund CMC-related expenses; to fund other early stage pipeline development programs; and for working capital and other general corporate purposes.

BofA Merrill Lynch acted as sole book-running manager for the offering, Nomura acted as a lead manager and Noble Life Science Partners acted as co-manager.

The Company’s registration statement was declared effective under the United States Securities Act of 1933, as amended, on June 17, 2015. A copy of the supplemented short form PREP prospectus is available at www.sec.gov and www.sedar.com, and may be obtained upon request by contacting BofA Merrill Lynch, 222 Broadway, New York, NY 10038, Attn: Prospectus Department, or via email, at dg.prospectus_requests@baml.com.

About Cynapsus

Cynapsus is a specialty central nervous system pharmaceutical company developing and preparing to commercialize a Phase 3, fast-acting, easy-to-use, sublingual thin film for the on-demand turning ON of debilitating OFF episodes associated with Parkinson’s disease.

Forward-Looking Statements

This announcement contains “forward-looking statements” within the meaning of applicable securities laws, including with respect to the use of proceeds of the offering. These forward-looking statements include information about possible or assumed future results of the Company’s business, financial condition, results of operations, liquidity, plans and objectives. In some cases, you can identify forward-looking statements by terminology such as “believe,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “expect,” “predict,” “potential,” or the negative of these terms or other similar expressions.

The statements the Company makes regarding the following matters are forward-looking by their nature and are based on certain of the assumptions: the Company’s beliefs regarding the advantages of APL-130277 and assumptions that others will share such beliefs; the Company’s expectations regarding the commercialization of APL-130277, including effectiveness of targeted sales efforts and the education of members of the Company’s target market such as doctors, patients and payors and the Company’s assumption that such persons will prescribe or use its product once they understand the benefits; the Company’s belief that the opportunity for APL-130277 outside the United States for Parkinson’s disease patients is substantial; the Company’s beliefs regarding the main competitors for APL-130277; the Company’s belief that there is an unmet medical need and market opportunity for APL-130277; the Company’s expectations regarding regulatory approval in the United States and in other jurisdictions, including the indications approved for its label for APL-130277, and timing thereof; the Company’s expectation that APL-130277 will be able to follow the regulatory pathway set forth in Section 505(b)(2) of the United States Federal Food, Drug, and Cosmetic Act; the Company’s plan to timely commence and/or complete remaining trials and studies as required by the United States Food and Drug Administration and other regulators, including the Company’s Phase 3 clinical trials and studies; the Company’s belief that the current manufacturing capabilities of its partners are sufficient to support the remaining clinical trial needs and commercial launch of its product candidate; the Company’s beliefs regarding frequency, types and severity of OFF episodes; the Company’s assumption that two-thirds of patients that suffer OFF episodes suffer at least one OFF episode per day; the Company’s expectations that its U.S. and foreign patents will not expire early or prematurely; the Company’s ability to successfully protect its intellectual property; the Company’s expectations regarding future capital needs and funding requirements and its assumption relating to current and future costs; and the Company’s ability to otherwise successfully develop APL-130277 and any other product candidates it may develop in the future; as well as the factors identified in the Company’s public filings.

Furthermore, unless otherwise stated, the forward-looking statements contained in this press release are made as of the date of this press release, and the Company has no intention and undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Neither the TSX nor the NASDAQ has approved or disapproved of the contents of this press release.

Contact Information

Cynapsus Therapeutics

Anthony Giovinazzo

President and CEO

(416) 703-2449 x225

ajg@cynapsus.ca

Andrew Williams

COO & CFO

(416) 703-2449 x253

awilliams@cynapsus.ca

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